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                                                                      EXHIBIT 21

                            J. RAY MCDERMOTT, S.A.
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                       FISCAL YEAR ENDED MARCH 31, 1998





                                                                   PERCENTAGE
                                                 JURISDICTION OF       OF
         NAME OF COMPANY                           ORGANIZATION     OWNERSHIP
         ---------------                           ------------     ---------

  J. Ray McDermott Holdings, Inc.                     Delaware         100
     J. Ray McDermott, Inc.                           Delaware         100

  J. Ray McDermott International, Inc.                 Panama          100
     Varsy International N.V.                   Netherlands Antilles   100
     J. Ray McDermott Contractors, Inc.                Panama          100
       McDermott-ETPM Far East, Inc.                   Panama           87

  McDermott Holdings (U.K.) Limited                United Kingdom      100
     McDermott Subsea Constructors Limited         United Kingdom       67


The subsidiaries omitted from the foregoing list do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary.